Exhibit 1.1

AVON PRODUCTS, INC.

(a New York corporation)

$500,000,000

5.125% Notes due 2011

UNDERWRITING AGREEMENT

dated January 5, 2006

Banc of America Securities LLC
Citicorp Global Markets Inc.

AVON PRODUCTS, INC.

(a New York corporation)

5.125% Notes due 2011

UNDERWRITING AGREEMENT

January 5, 2006

BANC OF AMERICA SECURITIES LLC
40 West 57th Street
New York, New York 10019

CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street
New York, New York 10019

As Representatives of the Several Underwriters Named in the Attached Schedule A

Ladies and Gentlemen:

          Avon Products, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective principal amounts set forth in such Schedule A hereto of $500,000,000 aggregate principal amount of the Company’s 5.125% Notes due 2011 (the “Notes”). Banc of America Securities LLC and Citigroup Global Markets Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

          The Notes will be issued pursuant to an indenture, dated as of May 13, 2003 (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).

          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-103432) for the registration of securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has not filed any post-effective amendments to the Registration Statement as of the date of this Agreement. Such registration statement, including the required information deemed to be a part thereof pursuant to Rule 430B(f) of the 1933 Act Regulations (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; the prospectus included in such registration statement is referred to herein as the “Basic Prospectus”; and the Basic Prospectus, as supplemented by the final prospectus supplement relating to the offering of the Notes, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, is referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to 2:30 p.m. (Eastern time on the date of this Agreement) (the “Initial Sale Time”); provided further that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to the Basic Prospectus, as supplemented by any prospectus supplement that omitted, as applicable, the Rule 430B Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. The term “Pricing Prospectus” shall mean the preliminary prospectus, as amended or supplemented, relating to the Notes immediately prior to the Initial Sale Time, including any documents incorporated by reference therein at the Initial Sale Time. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the Pricing Prospectus or the preliminary prospectus, or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

          All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus, the Pricing Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Pricing Prospectus or such preliminary prospectus, as the case may be, prior to the Initial Sale Time, and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus, the Pricing Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus, the Pricing Prospectus or such preliminary prospectus, as the case may be, after the Initial Sale Time.

          SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time, as follows:

          (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or are pending before or threatened by the Commission.

          The Registration Statement complies, and as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the 1939 Act, of the Trustee.

          The Pricing Prospectus filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

          (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

          (3) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus and (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act attached as Schedule B hereto (the “Issuer Free Writing Prospectus”). As of Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          (4) Company Not Ineligible Issuer. As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (4)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

          (5) Issuer Free Writing Prospectus. The Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus. The preceding sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          (6) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus.

          (7) Good Standing of Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (8) Good Standing of Subsidiaries. Each significant subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business in all material respects as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, a “significant subsidiary” is any subsidiary of the Company that generates 5% or more of the Company’s revenue or income or that holds 5% or more of the Company’s assets.

          (9) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (10) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the enforceability applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity.

          (11) The Notes. The sale and issuance of the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity.

          (12) No Conflicts, No Required Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this

Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, except to the extent that any such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

          (13) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (14) Intellectual Property. Each of the Company and its subsidiaries owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names, in each case to the extent disclosed in the Disclosure Package or the Prospectus as being material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Intellectual Property”), to the extent required by it for the employment thereof in connection with their respective businesses as currently operated by them, and neither the Company nor, to the Company’s knowledge, any of its subsidiaries has received any written notice of infringement of asserted rights of others with respect to any of the Intellectual Property that if taken to a final judgment could have a material adverse effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

          (15) Absence of Proceeding. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Disclosure Package or the Prospectus and proceedings that are not reasonably expected by the Company to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes.

          (16) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package or the Prospectus, will not be, required to register as an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          (17) Compliance with Environmental Laws. To the knowledge of the Company, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (18) Environmental Costs and Liabilities. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (19) Independent Accountants. To the knowledge of the Company, PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant with respect to the Company and its subsidiaries as required by the Securities Act.

          (20) Underwriters Not Fiduciaries. The Company hereby acknowledges that (a) each of the Underwriters is acting as principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).

          (21) Maintenance of Internal Controls and Procedures. The Company and its consolidated subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (22) Compliance with the Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

          SECTION 2. Purchase, Sale and Delivery of the Notes.

          (a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 99.272% of the principal amount thereof payable on the Closing Date.

          (b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on January 10, 2006, or such other time and date thereafter as the Representatives and the Company shall agree (the time and date of such closing are called the “Closing Date”).

          (c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

          (d) Payment for the Notes. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Notes to be purchased by them.

          It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (e) Denominations; Registration. The Notes or certificates for the Notes, as applicable, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days prior to the Closing Date. The Notes or certificates for the Notes, as applicable, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date, or at such other place and time as shall be agreed upon by the Representatives and the Company or their respective counsel.

          SECTION 3. Covenants of the Company. The Company covenants with the Representatives and with each Underwriter as follows:

          (a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement filed), the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

          (b) Compliance with Securities Regulations. The Company, subject to Section 3(a), will comply with the requirements of Rule 430B of the 1933 Act Regulations. The Company will effect the filings required by Rule 424 of the 1933 Act Regulations within the time period specified in such Rule.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (1) notify the Representatives of any such event or condition and (2) promptly prepare and file with the Commission, subject to Section 3(a) and 3(f) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and it will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus in the form attached as Schedule B hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (g) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representatives and counsel for the Underwriters, to qualify or register the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as necessary to complete the distribution of the Notes, up to one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (h) Earning Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (i) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), sell, offer, contract to sell or otherwise dispose of any debt securities of the Company similar to the Notes other than as contemplated by this Agreement with respect to the Notes and other than commercial paper issued in the ordinary course of business).

          The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or grant the Company additional time in which to perform such covenants.

          SECTION 4. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses (excluding fees or expenses of the Underwriters’ counsel) in connection with the preparation and filing of the Registration Statement, the preliminary prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes. It is understood, however, that except as provided in this Section, Section 6, and the last paragraph of Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsels, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          SECTION 5. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Notes are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Notes on the terms and in the manner contemplated in the Disclosure Package; and

          (iii) there shall not be any stop order in effect suspending the effectiveness of the Registration Statement, nor shall any proceedings for such purpose be pending before or threatened by the Commission.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (as if made on the Closing Date) and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. The opinion of Davis Polk & Wardwell described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d) The Underwriters shall have received on the Closing Date an opinion from the General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B. The opinion of the General Counsel of the Company described in this Section 5(d) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e) The Underwriters shall have received on the Closing Date an opinion from counsel for the Underwriters with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (f) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and the Company’s independent accountants, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus.

          SECTION 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Pricing Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.

Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses but after deduction of the discounts and commissions received by the Underwriters) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

          SECTION 7. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package.

          SECTION 8. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names in Schedule A hereto bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          SECTION 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          SECTION 11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019
Facsimile: (704) 264-2522
Attention: High Grade Transaction Management

And

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group

With a copy to

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: (212) 848-7179
Attention: Joel S. Klaperman

If to the Company:

Avon Products, Inc.
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 282-6225
Attention: General Counsel

and

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 450-4800
Attention: Sarah E. Beshar

          SECTION 13. Representations and Covenants of the Underwriters. Each of the several Underwriters represents and agrees with the Company that such Underwriter will comply with or observe any restrictions or limitations set forth in the Disclosure Package or the Prospectus or required by applicable law, on persons to whom, or the jurisdictions in which, or the manner in which, the Notes may be offered, sold, resold or delivered.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours,

AVON PRODUCTS, INC.

By:	/s/ Richard J. Valone

	Name:	Richard J. Valone
	Title:	Vice President – Deputy Treasurer

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

	Name:	Peter J. Carbone
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski

	Name:	Brian D. Bednarski
	Title:	Director

Acting as Representatives of the several
Underwriters named in the attached Schedule A

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to Be Purchased

Banc of America Securities LLC	$125,000,000
Citigroup Global Markets Inc.	125,000,000
Deutsche Bank Securities Inc.	58,333,333
J.P. Morgan Securities Inc.	50,000,000
Lazard Capital Markets LLC	50,000,000
HSBC Securities (USA) Inc.	41,666,667
BNP Paribas Securities Corp.	16,666,667
Santander Investment Securities Inc.	16,666,667
BBVA Securities Inc.	8,333,333
The Williams Capital Group, L.P.	8,333,333

Total	$500,000,000

SCHEDULE B

Final Term Sheet

Issuer: Avon Products, Inc.

Size: $500,000,000

Type:	SEC Registered Registration Statement No. (333-103432)

Bookrunners: Banc of America Securities LLC and Citigroup Global Markets Inc.

Co-managers: Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lazard Capital Markets LLC, HSBC Securities (USA) Inc., BNP Paribas Securities Corp., Santander Investment Securities Inc., BBVA Securities Inc. and The Williams Capital Group, L.P.

Allocation:

Banc of America Securities LLC:	$125,000,000
Citigroup Global Markets Inc.:	125,000,000
Deutsche Bank Securities Inc.:	58,333,333
J.P. Morgan Securities Inc.:	50,000,000
Lazard Capital Markets LLC:	50,000,000
HSBC Securities (USA) Inc.:	41,666,667
BNP Paribas Securities Corp.:	16,666,667
Santander Investment Securities Inc.:	16,666,667
BBVA Securities Inc.:	8,333,333
The Williams Capital Group, L.P. :	8,333,333

Total:	$500,000,000

Maturity: January 15th 2011

Interest Rate: 5.125%

Interest Payment Dates: July 15th and January 15th

Record Dates: Fifteenth calendar day immediately preceding the applicable Interest Payment Date

First Interest Payment Date: July 15th 2006

Make-Whole Call: Treasury Rate plus 15 basis points
	Per Note	Total

Public offering price(1)	99.872%	$499,360,000
Underwriting discount	.600%	$3,000,000
Proceeds, Before Expenses, to Issuer(1)	99.272%	$496,360,000

(1) Plus accrued interest, if any, if settlement occurs after Settlement Date.

Estimated Expense of Issuer: $ 600,000.00

Estimated Net Proceeds (after deduction of underwriting discounts and commissions and estimated expenses of Issuer): $ 495,760,000.00

Settlement Date: January 10, 2006 (T+3)

Selling Concession: 0.35%

Reallowance to Other Dealers: 0.25%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or 1-800-248-3580 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.